UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities

As previously reported, on June 16, 2011, PPL Corporation (“PPL”) and its indirect wholly owned subsidiary PPL WEM Holdings plc (“WPD”) published the new organizational structure and job positions (the “Reorganization”) that will comprise the reorganized former Central Networks electricity distribution businesses in the Midlands region of the U.K.

WPD has determined that the costs, before taxes, associated with the Reorganization are as follows:

(In millions)

Severance costs	$58
Early retirement deficiency costs	43
Legal and administrative expenses	1
Total cost to implement the Reorganization	$102

In connection with the foregoing, PPL expects to record an $84 million charge to earnings for the quarter ended September 30, 2011.  An additional $6 million will be recorded in the fourth quarter of 2011 and $12 million will be recorded in 2012 based on the timing of employees separating from service.  The foregoing amounts do not include $6 million recorded in the second quarter of 2011 and approximately $3 million to be recorded in the third quarter of 2011 for certain executive severance payments not related to the Reorganization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  October 13, 2011